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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-72063) of CardioGenesis Corporation and Eclipse Surgical Technologies, Inc., incorporated by reference in this Registration Statement on Form S-4, of our report dated January 30, 1998, which appears in Eclipse Surgical Technologies, Inc.'s 1997 Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading of "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 16, 1999